UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 27, 2007

A.C. Moore Arts & Crafts, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ	08009

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (856) 768-4930
Not Applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
The 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”) of A.C. Moore Arts & Crafts, Inc. (“A.C. Moore”) will be held on June 7, 2007, which date is more than 30 calendar days from the date on which the 2006 Annual Meeting of Shareholders took place. The proxy rules promulgated by the Securities Exchange Commission (the “SEC”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), require A.C. Moore to inform shareholders of this change in date in addition to the new deadlines for shareholder proposals. Accordingly, A.C. Moore hereby notifies its shareholders that shareholder proposals for the 2007 Annual Meeting must be submitted to A.C. Moore by May 15, 2007 to receive consideration for inclusion in A.C. Moore’s proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.
In addition, shareholders are notified that the deadline for providing A.C. Moore with timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2007 Annual Meeting is May 15, 2007. As to all such matters which A.C. Moore does not have notice on or prior to May 15, 2007, discretionary authority will be granted to the persons designated in the proxy statement related to the 2007 Annual Meeting to vote on such matters.
Shareholder proposals must be in writing, include the information required by A.C. Moore’s bylaws and be sent either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid to A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, Attention: Corporate Secretary. All late or nonconforming proposals will be rejected. A.C. Moore’s bylaws are available, at no cost, on the SEC’s website, www.sec.gov, as Exhibit 3.3 to A.C. Moore’s Current Report on Form 8-K filed on August 27, 2004 or upon the shareholder’s written request to Amy Rhoades, Vice President and General Counsel, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.
Date: April 27, 2007	By:	/s/ Amy Rhoades
		Name:	Amy Rhoades
		Title:	Vice President and General Counsel